                                                                    Exhibit 4.4



                              SECURITIES AGREEMENT

                 THIS AGREEMENT is made as of the 26th day of October, 1993 by and among RPM, INC., an Ohio corporation ("RPM"), H. DONALD STORK, JEFFREY M. STORK, BRIAN D. STORK, LINDA J. STORK, and LAUREN L. FLANNERY, the stockholders ("Stockholder(s)") of Stonhard, Inc., a Delaware corporation ("Stonhard").

                                 WITNESSETH:
                 WHEREAS, RPM and the Stockholders have entered into an Agreement and Plan of Reorganization of even date herewith ("Reorganization Agreement") pursuant to which the Stockholders are receiving RPM Common Shares, without par value ("RPM Shares"), in exchange for their shares of Class A Common Stock, par value $.01, in Stonhard (the "Reorganization"); and
                 WHEREAS, RPM and the Stockholders have agreed that the issuance of the RPM Shares in the Reorganization shall be pursuant to the "private offering" exemption from registration with the Securities and Exchange Commission ("SEC") provided by Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 promulgated pursuant to the Act; and
                 WHEREAS, RPM and the Stockholders have agreed further that the Stockholders shall have, under the terms and conditions herein set forth, the right to require or cause RPM to register all of the RPM shares received by such Stockholders (the "Registrable RPM Shares") with the SEC; and
                 WHEREAS, the Stockholders also desire that the Reorganization be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and
                 WHEREAS, RPM also desires that the Reorganization be treated as a pooling-of-interest for accounting purposes;
                 NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Reorganization Agreement, RPM and the Stockholders hereby agree as follows:
1.       EXEMPTION FROM REGISTRATION UNDER SECTION 4(2) AND RULE 506.
                 In connection with each Stockholders' investment in the Registrable RPM Shares, each Stockholder hereby represents, warrants, covenants and agrees as follows:
                 1.1 ACCREDITED INVESTOR. Each Stockholder either is an "Accredited Investor" as defined in Rule 501 promulgated pursuant to the Act or has, either alone or with his or her purchaser representative, such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of investment in the RPM Shares. Stockholders Brian D. Stork, Linda J. Stork and Lauren L. Flannery each hereby appoint H. Donald Stork as their purchaser representative, and H. Donald Stork hereby accepts such appointment and agrees to act in good faith on behalf of the Stockholders appointing them in their capacity as purchaser representative.

                 1.2 INFORMATION RECEIVED. Each Stockholder, directly or through his or her purchaser representative, has received a copy of (i) RPM's Annual Report to Shareholders for the fiscal year ended May 31, 1993, (ii) Proxy Statement for the October 8, 1993 annual meeting of RPM shareholders,
(iii) Annual Report on Form 10-K for the fiscal year ended May 31, 1993, as filed with the SEC, (iv) Current Report on Form 8-K dated August 27, 1993 for the Dynatron/Bondo Corporation acquisition, (v) Amendment No. 3 to Form S-3 Registration Statement, Registration No. 33-50868, dated September 23, 1992, together with the final Prospectus dated September 23, 1992, (vi) Form S-3 Registration Statement, Registration No. 33-68222, together with a final Prospectus dated September 7, 1993, (vii) a brief description of the RPM Shares being offered, (viii) any material changes in RPM's affairs that are not disclosed in the documents furnished pursuant to this Section 1.2, which description, if any, is included in the copy of the letter attached hereto as Exhibit A, and (ix) a description of the terms or arrangements materially different from those for other Stonhard Stockholders, which description (unless described in the Reorganization Agreement) is included in the copy of the letter attached hereto as Exhibit A. No Stockholder has made a written request to RPM that it make available to him any exhibits to any of the documents listed in clauses (i) - (vi) above. Each Stockholder, directly or through his or her purchaser representative, has had at a reasonable time prior to the date of this Agreement the opportunity to ask questions of and receive answers from RPM concerning the terms and conditions of the

Reorganization, the Registrable RPM Shares and the business of RPM and to obtain any additional information which RPM possesses or can acquire without unreasonable effort or expense that each Stockholder has deemed necessary or desirable to verify the accuracy of the information furnished pursuant to this
Section 1.2.
                 1.3 LIMITATIONS ON RESALE. Each Stockholder is aware that the Registrable RPM Shares have not been registered under the Act and that he or she must hold such shares indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Each Stockholder is also aware that any sales of the Registrable RPM Shares pursuant to SEC Rule 144 may be made only after the minimum two (2) year holding period and subject to the limitations on volume and manner of sale set forth therein and only if RPM satisfies the requirements therefor. Each Stockholder is acquiring the Registrable RPM Shares for his or her own account, for investment and not with a view to the distribution thereof and will not sell, transfer or otherwise dispose of such Registrable RPM Shares unless a registration statement filed with the SEC pursuant to the Act with respect thereto is in effect or RPM shall have received an opinion of counsel reasonably satisfactory to it to the effect that such registration is not required. Each Stockholder acknowledges and agrees that the certificates representing the Registrable RPM Shares to be received by him or her shall bear a legend in the form set forth on Exhibit B hereto stating the substance of such restrictions, as well as those provisions of Section 4 hereof, and that RPM may issue stop transfer instructions to the transfer agent of RPM Shares to preclude any transfer in violation of such restrictions. Each Stockholder further acknowledges that prior to execution and delivery of this Agreement he or she received a written disclosure of the foregoing limitations on resale of the Registrable RPM Shares and of the facts that the certificates representing such shares will bear the above-referenced legend and that the above-referenced stop transfer instructions will be issued as necessary. RPM agrees to cause the restrictive legend referred to above to be removed from RPM Share Certificates for any Stockholder who qualifies under Rule 144(k).
                 1.4 INVESTMENT DECISION. Based upon the information delivered to each Stockholder pursuant to this Section 1, a thorough review of this Agreement, the Reorganization Agreement, and the other agreements and documents delivered in connection therewith (including the Exhibits and Disclosure Schedules thereto), each Stockholder understands the terms and conditions of the Reorganization and of the Registrable RPM Shares to the extent necessary to make the investment decision required by this Agreement and the Reorganization Agreement.
2.       REGISTRATION RIGHTS.
                 2.1 REGISTRATION RIGHTS. From and after the date RPM publicly announces financial results covering at least thirty (30) days of combined operations of RPM and Standard as described in Section 4 of this Agreement, if RPM shall receive a written request (or has previously received a written request which has not been revoked) from Stockholders owning more than 25% of the Registrable RPM Shares that RPM file a registration statement under the Act, or a similar document pursuant to any other statute then in effect corresponding to the Act, covering the registration of at least 25% of the Registrable RPM Shares, then RPM shall promptly notify the other Stockholders of such request giving them not less than twenty (20) days to request to include all or any portion of their Registrable RPM Shares in such registration and shall use its best efforts to cause all Registrable RPM Shares that Stockholders have requested be registered to be registered under the Act in a registration intended to permit the offering of the Registrable RPM Shares continuously from time to time (the "Shelf Registration Statement"). Whenever requested under this Section 2.1 to use its best efforts to effect the registration of any Registrable RPM Shares, RPM shall, as expeditiously as reasonably possible (i) prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable RPM Shares and use its best efforts to cause such registration statement to become and remain effective for a period of twenty-four (24) months; provided, however, RPM shall in no event be obligated either to file more than one (1) such registration statement in any given six (6) month period or to cause any such registration to remain effective for more than twenty-four (24) months (although RPM shall be obligated to keep such registration effective for twenty-four (24) months), (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement whenever the Stockholder of such Registrable RPM Shares shall desire to sell or dispose of same, (iii) furnish to the Stockholders such numbers of copies of a Prospectus in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable RPM Shares owned by them, and (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions within the United States and Puerto Rico as shall be reasonably appropriate or as required for the distribution of the securities covered by the registration statement, and to do such other reasonable acts and things as may be required of it to enable such Stockholder to consummate the public sale or other disposition in such jurisdictions of the securities covered by such registration statement; provided that RPM shall not be required in connection therewith or as a condition thereto to qualify to do business where it is not so qualified or to file a general consent to service of process in any such states or jurisdictions where it has not previously done so. RPM shall be obligated to effect only three (3) Shelf Registration Statements pursuant to this Section 2.1; provided, however, that RPM shall only be required to effect one (1) of such three (3) Shelf Registration Statements in a firm commitment underwriting and participate thereunder pursuant to the terms of Section 2.2.1 hereof; and provided further that RPM shall have no obligation to register RPM Shares previously registered or with respect to any request for registration made by any

Stockholder pursuant hereto unless such request is received by RPM before the date thirty (30) months from the date hereof.
                      2.1.1 OTHER OBLIGATIONS. In the event the Stockholders shall determine to sell any Registrable RPM
Shares in the one (1) permitted firm commitment underwriting, the Stockholders so registering such shares and RPM hereby agree to mutually determine the identity of such underwriter, which in any case shall have a national distribution capability. RPM further agrees to provide such underwriter with indemnification customary in firm commitment underwritings.
                      2.1.2 RPM'S OBLIGATION TO FURNISH OPINIONS. RPM shall, at the request of any Stockholder requesting registration of RPM Registrable Shares pursuant to this Section 2, on the date that such shares of RPM Registrable Shares are delivered to an underwriter in a firm commitment underwriting for sale pursuant to such registration, (1) an opinion, dated such date, of the independent counsel representing RPM for the purposes of such registration, addressed to the underwriters, stating in substance that such registration statement has become effective under the Act and in substance that
(i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or any other securities or Blue Sky laws (such counsel being entitled to rely in respect of matters of fact upon certificates of officers of RPM, provided that such counsel shall state that they believe that both the underwriters and they are justified in relying upon such certificates); and (ii) the registration statement, the related Prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements, related schedules and other financial and statistical data contained therein).
                 Such opinion shall also state that they have participated in conferences with officers and other representatives of RPM, and representatives of the independent public accountants for RPM, at which conferences the contents of the registration statement and the Prospectus and any further amendments and supplements thereto made by RPM prior to the date of the opinion and related matters were discussed, and have participated in the preparation of the registration statement and Prospectus and any such further amendments or supplements and, although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the registration statement or the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention that would lead such counsel to believe (A) that, as of its effective date, the registration statement or any further amendment thereto made by the Company prior to the date of the opinion (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date of the opinion (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need make no statement) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the registration statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the registration statement or required to be described in the registration statement or the Prospectus which are not filed or described as required; and (2) a letter dated such date, from the independent certified public accountants of RPM, addressed to the underwriters stating in substance that they are independent certified public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements and other financial data of RPM included in the registration statement or the Prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Act, and covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as is customarily provided by such accountants to underwriters in firm commitment underwritings.
                 2.2 STOCKHOLDERS' OBLIGATION TO FURNISH INFORMATION. It shall be a condition precedent to the obligations of RPM to take any action pursuant to Section 2 hereof that the Stockholders shall furnish to RPM such information regarding them, the Registrable RPM Shares held by them, and the intended method of disposition of such securities as RPM shall reasonably request and as shall be required in connection with the action to be taken by RPM; provided, however, that RPM shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the selling Stockholders.
                 2.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Section 2.1 (excluding underwriters' discounts and commissions and brokerage or dealer commissions or fees and expenses of legal or other counsel to underwriters or Stockholders), including without limitation all registration, qualification and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc., printers' and accounting fees, and fees and disbursements of counsel for RPM, shall be borne by RPM; provided, however, that RPM shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the selling Stockholders.

                 2.4 DELAY OF REGISTRATION. No Stockholder shall have any right to take any action to restrain, enjoin or otherwise delay any registration statement under this Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 2.
                 2.5 INDEMNIFICATION. In the event any Registrable RPM Shares are included in a registration statement under this Section 2:
                          2.5.1 INDEMNIFICATION OF STOCKHOLDERS.  To the extent
permitted by law, RPM will indemnify and hold harmless each Stockholder requesting or joining in any registration statement under this Section 2, and each person, if any, who controls such Stockholder within the meaning of the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any violation by RPM of any rule or regulation promulgated under the Act applicable to RPM and relating to action or inaction required by RPM in connection with any such registration; and will reimburse each such Stockholder or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of RPM (which consent shall not be unreasonably withheld) nor shall RPM be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, any Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Stockholder or controlling person. It is expressly understood among the parties to this Securities Agreement that in no event shall RPM be obligated to agree to indemnify or indemnify, in any respect, any underwriter, broker, dealer or other entity or person effecting the sale, purchasing or otherwise distributing any of the Registrable RPM Shares, except as set forth in Section 2.1.1 hereof.
                          2.5.2 INDEMNIFICATION OF RPM.  To the extent
permitted by law, each Stockholder requesting or joining in any registration statement under this Section 2 will indemnify and hold harmless RPM, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls RPM within the meaning of the Act or the Exchange Act, and each agent for RPM (within the meaning of the Act) against any losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities to which RPM or any such director, officer, controlling person or agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses (including reasonable costs of investigation) or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any Prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, any Prospectus, or amendments or supplements thereof, in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and each such Stockholder will reimburse any legal or other expenses reasonably incurred by RPM or any such director, officer, controlling person or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 2.5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Stockholder (which consent shall not be unreasonably withheld).
                 2.5.3    NOTIFICATION OF AND PARTICIPATION IN CLAIMS.
Promptly after receipt by an indemnified party under this Section 2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his, her or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2, but the omission so to notify the indemnifying party will not relieve him, her or it of any liability that he, she or it may have to any indemnified party otherwise than under this Section.
                 2.6 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Stockholders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of RPM to the public without registration, RPM agrees to use its best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required of the

Company under the Act and the Exchange Act, and (iii) furnish to any Stockholder so long as such Stockholder owns any of the Registrable RPM Shares forthwith upon request a written statement by RPM that it has complied with the reporting requirements of Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of RPM, and such other reports and documents so filed by RPM as may be reasonably requested in availing any Stockholder of any rule or regulation of the SEC permitting the selling of any such securities without registration.
                 2.7 TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Stockholders under this Section 2 may not be transferred to any third party, however, they will inure to the benefit of the Stockholders' respective heirs and personal representatives.
3.       CONTINUITY OF INTEREST; CONTINUITY OF BUSINESS ENTERPRISE.
                 After having discussed with each other their intentions regarding registration and sale of the Registrable RPM Shares, the Stockholders jointly and severally represent and warrant to RPM that there is no present intention among them to sell such number of the Registrable RPM Shares received by them in the Reorganization as would result in their retaining, in the aggregate, such number of Registrable RPM Shares as would have a value as of the time of the Reorganization of less than 50% of the value of all of the issued and outstanding shares of Stonhard immediately prior to the Reorganization. RPM represents and warrants to the Stockholders that it has no present plan or intention to discontinue the business of Stonhard or to cause

Stonhard to sell or distribute such of its assets or properties as would result in a failure of Stonhard to hold substantially all of its assets or properties immediately following the Reorganization.
4.       POOLING-OF-INTERESTS ACCOUNTING.
                 Each Stockholder acknowledges and agrees that the Reorganization shall be treated as a pooling-of-interests for accounting purposes and that such Stockholder will not, in addition to any other restriction on transfer of RPM Shares otherwise contained herein, sell or otherwise transfer any of the RPM Shares received by such Stockholder pursuant to the Reorganization until such time as financial results covering at least thirty (30) days of the combined operations of Stonhard and RPM shall have been published by RPM in a Form 10-Q filed with the SEC, which RPM shall cause not later than January 15, 1994.
5.       NOTICE OF SALE OF RPM SHARES.
                 For a period of three (3) years from the date hereof, in the event a bona fide offer to purchase is made to or solicited by or on behalf of a Stockholder relative to the private sale in one or a series of related transaction(s) of all or substantially all of his, her or its Registrable RPM Shares (hereinafter "Offer to Purchase"), such Stockholder shall notify RPM in writing of the price per share and other terms of the Offer to Purchase and the identity of the prospective purchaser or group of purchasers within five (5) days of such Stockholder's receipt of the Offer to Purchase.

6.       MISCELLANEOUS.
                 6.1 NOTICES AND COMMUNICATIONS. Unless otherwise provided herein, any notice or other communication under this Agreement shall be deemed to have been duly given or made on the earlier of (i) the date of receipt or (ii) the date when the same shall have been posted by certified or registered mail, return receipt requested, in any post office in the United States of America, postage prepaid and addressed to the party to whom such notice or other communication is to be given or made at such party's address set forth below, or to such other address as such party shall designate by written notice to the other parties, as follows:

                 If intended for RPM:

                          RPM, Inc.
                          P. O. Box 777
                          2628 Pearl Road
                          Medina, Ohio 44258
                          Attention:  Thomas C. Sullivan

                 with a copy to:

                          Calfee, Halter & Griswold
                          800 Superior Ave.
                          Suite 1800
                          Cleveland, Ohio 44114
                          Attention:  William A. Papenbrock, Esq.

                 If intended for the Stockholders:

                          H. Donald Stork
                          612 Ocean Road
                          Vero Beach, FL  32963

                               - and -

                          Jeffrey M. Stork
                          23 Marter Avenue
                          Mt. Laurel, NJ 08054

                               - and -

                          Brian D. Stork
                          612 Ocean Road
                          Vero Beach, FL  32963

                               - and -

                          Linda J. Stork
                          265 Sanford Street
                          New Brunswick, NJ  08901

                               - and -

                          Lauren L. Flannery
                          322-A Rawlins Run Road
                          Cheswick, PA  15024

                 with a copy to:

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA  19103-2793
                          Attention: G. Daniel O'Donnell, Esq.

                 6.2 GOVERNING LAW. The validity, enforceability and construction of this Agreement shall be governed by the laws of the State of Ohio.
                 6.3 PRONOUNS. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.
                 6.4 AMENDMENTS; SUCCESSORS. This Agreement may be amended only by an agreement signed by all of the parties hereto and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
                 6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which may be separately executed by the parties hereto, each of which shall be an original and all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall be necessary to produce or account for only one such counterpart signed by or on behalf of the party sought to be charged herewith.
                 6.6 ENTIRE AGREEMENT. This Agreement, except insofar as it refers to the Reorganization Agreement or any of the other agreements or documents referred to therein, contains the entire agreement and understanding of the parties with respect to the subject matter hereof. No prior agreement, either written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement.

                 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above mentioned.

                                                  RPM, INC.

/s/ H. Donald Stork                                  By /s/ Thomas C. Sullivan
___________________________                          __________________________
H. DONALD STORK                                      Thomas C. Sullivan,
                                                     Chairman and Chief
                                                     Executive Officer
/s/ Jeffrey M. Stork
______________________________
JEFFREY M. STORK

/s/ Brian D. Stork
______________________________
BRIAN D. STORK

/s/ Linda J. Stork
______________________________
LINDA J. STORK

/s/ Lauren L. Flannery
______________________________
LAUREN L. FLANNERY





373/06821LAF.334